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                                                                   EXHIBIT 11.1



                          COAST DENTAL SERVICES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

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

                                                       QUARTER ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                      1998              1999               1998               1999
                                                   ----------        ----------        -------------        ----------
Income before cumulative effect of a
  change in accounting principle................   $  999,657        $  510,342        $   1,972,460        $1,628,272
Cumulative effect of a change in accounting
  principle.....................................           --                --              633,813                --
                                                   ----------        ----------        -------------        ----------
Net income......................................   $  999,657        $  510,342        $   1,338,647        $1,628,272
                                                   ==========        ==========        =============        ==========


SHARES:
Basic weighted average number of shares
  outstanding...................................    7,621,084         7,103,794            7,616,034         7,319,653
Additional shares issuable under stock
  options for diluted earnings per share........       91,945                53              101,641               176
                                                   ----------        ----------        -------------        ----------
Diluted weighted average number of
  shares outstanding............................    7,713,029         7,103,847            7,717,675         7,319,829

BASIC EARNINGS PER SHARE:
Income before cumulative effect of a
  change in accounting principle................   $      .13        $      .07        $         .26        $      .22
Cumulative effect of a change in accounting
  principle.....................................           --                --                  .08                --
                                                   ----------        ----------        -------------        ----------
Net income......................................   $      .13        $      .07        $         .18        $      .22
                                                   ==========        ==========        =============        ==========

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a
  change in accounting principle................   $      .13        $      .07        $         .26        $      .22
Cumulative effect of a change in accounting
  principle.....................................           --                --                  .08                --
                                                   ----------        ----------        -------------        ----------
Net income......................................   $      .13        $      .07        $         .18        $      .22
                                                   ==========        ==========        =============        ==========
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